Exhibit 3.3

Execution Version

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TAILWIND TWO ACQUISITION CORP.

*****

Pursuant to §242 of the General Corporation Law

of the State of Delaware

*****

Tailwind Two Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article I in its entirety and inserting the following in lieu thereof:

“ARTICLE I

The name of the corporation is Terran Orbital Corporation (hereinafter called the “Corporation”).”

SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective at 10:00 a.m. on March 25, 2022.

* * * *

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment on this 25th day of March, 2022.

TAILWIND TWO ACQUISITION CORP.

By:	/s/ Chris Hollod
Name:	Chris Hollod
Its:	Secretary and Treasurer

[Signature Page to Certificate of Amendment (name change)]